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                           STEPHENS, GOURLEY & BYWATER
                                Attorneys at Law
                   An Association of Professional Corporations
                             3636 North Rancho Drive
David A. Stephens            Las Vegas, Nevada 89130
R. Vaughn Gourley*              (702) 656-2355
Gordon E. Bywater           Facsimile: (702) 656-2776
*Also Admitted in Utah

                            Email: Gbywater@lvcm.com

                                  July 8, 2004

                                                                     Exhibit 5.1

Board of Directors
Valley Bancorp
3500 W. Sahara Avenue
Las Vegas, Nevada 89102

      Re: LEGALITY OF SECURITIES TO BE ISSUED

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $15,000,000.00 (or up to $17,250,000.00 if the
underwriter's over-allotment option is exercised) aggregate amount of shares of common stock, $0.73 par value ("Common Stock"), of Valley Bancorp, a Nevada corporation (the "Corporation"), we have been requested to render our opinion as your Nevada counsel as to the validity of the Common Stock.

      In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have relied as to all matters of fact upon written or oral representations or certificates of officers of the Corporation and public officials, and we have assumed the accuracy of all statements of fact therein without any independent investigation thereof.

      The opinion which we render herein is limited to those matters governed by the federal laws of the United States and the laws of the State of Nevada as of the date hereof and we do not express any opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with Nevada securities or "blue sky" laws and the opinions set forth herein are qualified in that respect.

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                           STEPHENS, GOURLEY & BYWATER

Board of Directors
Valley Bancorp
July 8, 2004
Page 2 of 2

      Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof we are of the opinion that, when the Registration Statement has become effective under the Act and the Common Stock has been issued and delivered as contemplated in the Registration Statement, the shares of the Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable when delivered against payment therefor.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                              STEPHENS, GOURLEY & BYWATER

                                              /s/ GORDON E. BYWATER, ESQ.
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                                              GORDON E. BYWATER, ESQ.